EXHIBIT 99.1


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[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
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         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: March 22, 2002


                        OCCIDENTAL APPOINTS KPMG AUDITOR
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     LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced today that its Board of Directors has appointed KPMG as the company's independent auditor for 2002, replacing Arthur Andersen, LLP.

     Dr. Ray R. Irani, chairman and chief executive officer of Occidental, said, "The Andersen team that has served Occidental provided outstanding audit services and met our high standards during the course of a long and highly professional relationship."

     Occidental Petroleum Corporation is one of the world's largest independent oil and natural gas exploration and production companies with operations concentrated in the United States, the Middle East and Latin America. Through its chemical subsidiary, OxyChem, Occidental also is a leading North American manufacturer and marketer of basic chemicals and certain performance chemicals. In 2001, Occidental reported net income of approximately $1.2 billion on net sales of $14 billion.

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Contacts: Lawrence P. Meriage (media)
          310-443-6562
          Kenneth J. Huffman (investors)
          212-603-8183
          On the web: www.oxy.com